Exhibit 99.1

Press Release
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
May 10, 2021

DIEBOLD NIXDORF REPORTS 2021 FIRST QUARTER FINANCIAL RESULTS

NORTH CANTON, Ohio - Diebold Nixdorf (NYSE:DBD) today reported its first quarter 2021 financial results.

Key highlights
•Solid start to 2021 reinforces full-year outlook
•Competitive differentiation and strong product growth leads to YoY revenue growth of 4%
•Company is delivering positive operating leverage
◦GAAP gross profit increased $46.4 million, or 20% YoY, with 400 basis points of margin expansion
◦Non-GAAP gross profit increased $19.3 million, or 8% YoY, with 110 basis points of margin expansion
◦GAAP operating profit improved $62.2 million YoY with 670 basis points of margin expansion
◦Non-GAAP operating profit increased $16 million, or 25% YoY, with 150 basis points of margin expansion

Gerrard Schmid, Diebold Nixdorf president and chief executive officer, said: “We were pleased with our strengthening top-line performance as we delivered value to customers across both Banking and Retail segments. Equally, our first quarter results demonstrate how the transformation of our business model is producing operating leverage with adjusted EBITDA growth that handily exceeded revenue growth. In our Retail business, we continue to see strong momentum for our self-checkout solutions; while in Banking, customer demand for next-generation DN Series™ ATMs and the DN AllConnect℠ Data Engine is accelerating.

"This strong start to the year gives us confidence to reaffirm our 2021 outlook, which includes a balance of top-line growth, margin expansion and strong free cash flow growth to a range of $140 million to $170 million as we conclude our DN Now restructuring payments."

Business updates
•Seeing strong demand for self-checkout (SCO) and stable demand for point-of-sale (POS) solutions
◦Signed a multi-year agreement with French retail group Les Mousquetaires to transform the checkout experience at nearly 2,000 stores in France with next-generation products, services and software
◦In the U.S., received orders for 3,000 Beetle EPOS units from a top grocer and an initial order to deploy DN Series™ EASY SCO at a leading convenience store retailer operating in major airports and other tourist destinations
•Growing evidence of market share gains led by DN Series ATMs
◦Secured an initial order for more than 400 cash recyclers from a top 10 bank in the United States
◦In Latin America, received orders from customers in Mexico, Colombia, Peru and Honduras, including an agreement with Banco Nacional de Mexico to deliver approximately 1,200 DN Series ATMs equipped with DN Vynamic™ software licenses and two years of maintenance services
◦In Eurasia, booked orders with customers in Germany, Spain, South Africa, Egypt and Hong Kong, including a new customer win at a tier 1 bank in Vietnam
•Secured Managed Services contracts which generate recurring revenue
◦Won a five-year contract to be the sole-source supplier at a top 5 bank in the United Kingdom for maintenance, monitoring and help desk services for more than 4,000 self-service terminals
◦Extended a multi-year contract with the largest private sector bank in India for 1,200 ATMs and increased the scope to include 300 new DN Series ATMs and the DN AllConnect DataEngine
◦Agreed to a three-year self-service support contract extension with HSBC in Hong Kong covering more than 3,500 terminals
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Full-year 2021 Outlook1

2021 Outlook (unchanged from previous guidance)
Total Revenue	$4.0B - $4.1B
Adjusted EBITDA (non-GAAP measure)[2]	$480M - $500M
~12% margin
Free cash flow (non-GAAP measure)[3]	$140M - $170M
Return on Invested Capital (ROIC)[2,4]	~18%

Summary Financial Results

	Three Months Ended
	March 31, 2021		March 31, 2020		% Change
($ in millions, except per share data)	GAAP	Non-GAAP[5]	GAAP	Non-GAAP[5]	GAAP		Non-GAAP
Total net sales	$943.9	$943.9	$910.7	$910.7	3.6		3.6
Gross profit	$273.2	$273.4	$226.8	$254.1	20.5		7.6
Operating profit	$36.2	$79.0	$(26.0)	$63.0	239.2		25.4
Operating margin	3.8%	8.4%	(2.9)%	6.9%	670	bps	150	bps
Net income (loss)	$(8.1)	$23.3	$(93.4)	$(26.9)	N/M		N/M
Diluted earnings/(loss) per share[6]	$(0.10)	$0.29	$(1.20)	$(0.34)	N/M		N/M
Adjusted EBITDA		$100.3		$89.5			12.1
•Total net sales increased 3.6%, or $33.2 million YoY, primarily due to product revenue growth in Retail and Eurasia Banking, as well as software growth in both Banking segments.
•Non-GAAP operating profit improved 25.4% to $79.0 million and non-GAAP operating profit margin increased 150 bps to 8.4% due primarily to revenue growth and DN Now initiatives.
•GAAP diluted loss per share during the quarter was $(0.10), reflecting sales growth and lower operating expenses resulting from execution on DN Now initiatives.

	Q1 2021	Q1 2020	TTM 3/31/2021
Net cash (used) provided by operating activities (GAAP measure)	$(65.2)	$(78.2)	$31.0
Excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities	(0.6)	22.6	1.4
Excluding the use of cash for the settlement of foreign exchange derivative instruments	4.4	3.0	33.7
Excluding the termination of certain interest rate swaps due to debt refinancing	—	—	10.3
Proceeds from the surrender of company-owned life insurance policies	—	—	16.1
Capital expenditures	(2.5)	(5.4)	(24.6)
Capitalized software development	(5.9)	(5.1)	(18.0)
Free cash flow/(use) (non-GAAP measure)[3]	$(69.8)	$(63.1)	$49.9
•Free cash use of $69.8 million in the quarter was unfavorable by $6.7 million versus the prior year reflecting the decrease in net loss as well as increased cash used for inventory and higher interest payments.

1 - The company's 2021 outlook includes the impact of deconsolidating the company's joint venture in China and the divestitures of Diebold Nixdorf Portavis GmbH, the company's Brazil online fraud protection business and its electronic security business in Asia.
2 - With respect to the company’s adjusted EBITDA and ROIC outlook for 2021, it is not providing a reconciliation to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude the future impact of restructuring actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.
3 - Free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities from continuing operations less capital expenditures, less cash used for capitalized software development, and excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities, and excluding the use of cash for the settlement of foreign exchange derivative instruments, and excluding the use of cash for the termination of certain interest rate swaps due to the debt refinancing in Q3 2020, and including the proceeds from the surrender of company-owned life insurance policies. With respect to the company’s non-GAAP free cash flow outlook for 2021, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measure calculated and presented in accordance with GAAP without unreasonable effort. This measure primarily excludes the future impact of changes in cash of assets held for sale, cash used for M&A activities and the settlement of foreign exchange derivative instruments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net cash provided (used) by operating activities calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.
4 - ROIC is defined as tax-effected adjusted operating profit (NOPAT), utilizing an estimated 30% effective tax rate, divided by average invested capital for the period.
5 - See note 1 below for GAAP to Non-GAAP adjustments to gross profit; operating expenses, which include selling and administrative expense and research, development and engineering expense; note 2 for adjusted EBITDA; and note 3 for adjusted net income/loss and adjusted EPS.
6 - Represents Diluted earnings/(loss) per share attributable to Diebold Nixdorf, Incorporated.
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Financial Results of Operations and Segments
Revenue Summary by Reportable Segments - Unaudited
Three months ended March 31, 2021 compared to March 31, 2020

	Three Months Ended
	March 31, 2021
($ in millions)	2021	2020	% Change	% Change in CC7
Segments
Eurasia Banking
Services	$161.5	$179.2	(9.9)	(15.6)
Products	131.6	98.3	33.9	25.5
Software	34.7	33.0	5.2	(1.7)
Total Eurasia Banking	327.8	310.5	5.6	(1.1)

Americas Banking
Services	206.3	217.0	(4.9)	(3.5)
Products	70.5	93.2	(24.4)	(22.4)
Software	34.9	34.5	1.2	2.3
Total Americas Banking	311.7	344.7	(9.6)	(8.0)

Retail
Services	114.6	107.6	6.5	(1.6)
Products	143.7	109.0	31.8	23.7
Software	46.1	38.9	18.5	9.8
Total Retail	304.4	255.5	19.1	10.8

Total net sales	$943.9	$910.7	3.6	(0.1)

[7] - The company calculates constant currency by translating the prior-year period results at the current year exchange rate.
GAAP and Non-GAAP Profit/Loss Summary
Three months ended March 31, 2021 compared to March 31, 2020

	Three Months Ended
	March 31, 2021		March 31, 2020		Change
($ in millions)	GAAP	Non-GAAP[8]	GAAP	Non-GAAP[8]	GAAP		Non-GAAP
Services	$482.4	$482.4	$503.8	$503.8	$(21.4)		$(21.4)
Products	345.8	345.8	300.5	300.5	45.3		45.3
Software	115.7	115.7	106.4	106.4	9.3		9.3
Total net sales	$943.9	$943.9	$910.7	$910.7	$33.2		$33.2

Services	$142.3	$140.7	$117.9	$136.2	$24.4		$4.5
Products[9]	74.6	75.1	64.2	71.2	10.4		3.9
Software[9]	56.3	57.6	44.7	46.7	11.6		10.9
Total gross profit	$273.2	$273.4	$226.8	$254.1	$46.4		$19.3

Services	29.5%	29.2%	23.4%	27.0%	610	bps	220	bps
Products	21.6%	21.7%	21.4%	23.7%	20	bps	(200)	bps
Software	48.7%	49.8%	42.0%	43.9%	670	bps	590	bps
Total gross margin	28.9%	29.0%	24.9%	27.9%	400	bps	110	bps

Total operating expenses	$237.0	$194.4	$252.8	$191.1	$(15.8)		$3.3
Operating profit	$36.2	$79.0	$(26.0)	$63.0	$62.2		$16.0
Operating margin	3.8%	8.4%	(2.9)%	6.9%	670	bps	150	bps

Adjusted EBITDA		$100.3		$89.5			$10.8
Adjusted EBITDA margin		10.6%		9.8%			80	bps

[8] - See note 1 below for GAAP to Non-GAAP adjustments to gross profit; operating expenses, which include selling and administrative expense and research, development and engineering expense and note 2 for adjusted EBITDA.

[9] - Certain costs of sales for the three months ended March 31, 2020 have been reclassified from software to products.
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Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Gerrard Schmid, president and chief executive officer, and Jeffrey Rutherford, chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 22,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at current year exchange rates. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the issuance of our secured and unsecured senior notes. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment and changes in cash of assets held for sale and the use of cash for M&A activities, and excluding the use of cash for the settlement of foreign exchange derivative instruments, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends. For more information, please refer to the section, "Notes for Non-GAAP Measures."
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Forward-Looking Statements
This press release contains statements that are not historical information and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated revenue, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others:

•the ultimate impact of the ongoing COVID-19 pandemic;
•the outcome of the appraisal proceedings initiated in connection with the implementation of the DPLTA with the former Diebold Nixdorf AG and the merger/squeeze-out;
•the company's ability to continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as DN Now, including its planned restructuring actions, as well as its business process outsourcing initiative;
•the success of the company’s new products, including its DN Series line;
•the company's ability to comply with the covenants contained in the agreements governing its debt;
•the ultimate outcome of the company’s pricing, operating and tax strategies applied to former Diebold Nixdorf AG and the ultimate ability to realize cost reductions and synergies;
•changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations;
•the company’s reliance on suppliers and any potential disruption to the company’s global supply chain;
•the impact of market and economic conditions, including any additional deterioration and disruption in the financial and service markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
•interest rate and foreign currency exchange rate fluctuations, including the impact of possible currency devaluations in countries experiencing high inflation rates;
•the acceptance of the company's product and technology introductions in the marketplace;
•competitive pressures, including pricing pressures and technological developments;
•changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;
•the effect of legislative and regulatory actions in the U.S. and internationally and the company’s ability to comply with government regulations;
•the impact of a security breach or operational failure on the company's business;
•the company's ability to successfully integrate other acquisitions into its operations;
•the company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses;
•the company's ability to maintain effective internal controls;
•changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;
•unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;
•the investment performance of the company's pension plan assets, which could require the company to increase its pension contributions, and significant changes in healthcare costs, including those that may result from government action; and
•the amount and timing of repurchases of the company's common shares, if any.

Except to the extent required by applicable law or regulation, the company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q1 2021	Q1 2020
Net sales
Services	$573.6	$587.8
Products	370.3	322.9
Total	943.9	910.7
Cost of sales
Services	389.6	437.5
Products	281.1	246.4
Total	670.7	683.9
Gross profit	273.2	226.8
Gross margin	28.9%	24.9%
Operating expenses
Selling and administrative expense	203.4	222.1
Research, development and engineering expense	34.1	32.5
Impairment of assets	—	—
(Gain) loss on sale of assets, net	(0.5)	(1.8)
Total	237.0	252.8
Percent of net sales	25.1%	27.8%
Operating profit (loss)	36.2	(26.0)
Operating margin	3.8%	(2.9)%
Other income (expense)
Interest income	1.7	1.1
Interest expense	(48.7)	(48.0)
Foreign exchange gain, net	5.7	0.4
Miscellaneous, net	(0.7)	(0.9)
Total other income (expense)	(42.0)	(47.4)
Loss before taxes	(5.8)	(73.4)
Income tax expense	1.2	20.0
Equity in (loss) earnings of unconsolidated subsidiaries	(1.1)	—
Net loss	(8.1)	(93.4)
Net (loss) income attributable to noncontrolling interests	—	(0.6)
Net loss attributable to Diebold Nixdorf, Incorporated	$(8.1)	$(92.8)

Basic and diluted weighted-average shares outstanding	78.0	77.2

Net loss attributable to Diebold Nixdorf, Incorporated
Basic and diluted loss per share	$(0.10)	$(1.20)
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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	3/31/2021	12/31/2020
ASSETS
Current assets
Cash and cash equivalents	$234.8	$324.5
Short-term investments	21.3	37.2
Trade receivables, less allowances for doubtful accounts	629.1	646.9
Inventories	538.7	498.2
Other current assets	369.0	350.5
Total current assets	1,792.9	1,857.3
Securities and other investments	10.4	10.3
Property, plant and equipment, net	156.7	177.5
Goodwill	771.4	800.4
Customer relationships, net	370.4	407.9
Other assets	413.8	404.0
Total assets	$3,515.6	$3,657.4

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$11.0	$10.7
Accounts payable	546.9	499.9
Deferred revenue	365.8	346.8
Other current liabilities	705.2	792.1
Total current liabilities	1,628.9	1,649.5

Long-term debt	2,270.7	2,335.7
Long-term liabilities	456.0	484.7

Redeemable noncontrolling interests	—	19.2

Total Diebold Nixdorf, Incorporated shareholders' equity	(848.6)	(827.1)
Noncontrolling interests	8.6	(4.6)
Total equity	(840.0)	(831.7)
Total liabilities, redeemable noncontrolling interests and equity	$3,515.6	$3,657.4

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 3/31/2021	YTD 3/31/2020
Cash flow from operating activities
Net loss	$(8.1)	$(93.4)
Adjustments to reconcile net loss to cash flow used by operating activities:
Depreciation and amortization	19.8	26.5
Amortization of Wincor Nixdorf purchase accounting intangible assets	19.9	21.4
Amortization of deferred financing costs into interest expense	4.3	5.6
Deferred income taxes	1.8	(14.1)
Other	3.0	2.2
Changes in certain assets and liabilities
Trade receivables	(1.3)	(8.0)
Inventories	(60.2)	(33.9)
Accounts payable	64.1	47.3
Income taxes	(8.5)	31.8
Deferred revenue	32.2	66.4
Warranty liability	(0.4)	(3.6)
Certain other assets and liabilities	(131.8)	(126.4)
Net cash provided (used) by operating activities	(65.2)	(78.2)
Cash flow from investing activities
Capital expenditures	(2.5)	(5.4)
Capitalized software development	(5.9)	(5.1)
Proceeds from divestitures, net of cash divested	—	(38.5)
Net short-term investment activity	11.6	(4.4)
Net cash provided (used) by investing activities	3.2	(53.4)
Cash flow from financing activities
Debt issuance costs	—	(3.8)
Net debt borrowings (repayments)	(31.8)	322.8
Contributions from noncontrolling interest holders	12.7	—
Other	(5.8)	(5.0)
Net cash provided (used) by financing activities	(24.9)	314.0
Effect of exchange rate changes on cash and cash equivalents	(1.8)	(15.6)
Change in cash and cash equivalents	(88.7)	166.8
Add: Cash included in assets held for sale at beginning of period	2.7	97.2
Less: Cash included in assets held for sale at end of period	3.7	32.8
Cash and cash equivalents at the beginning of the period	324.5	280.9
Cash and cash equivalents at the end of the period	$234.8	$512.1

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow/(use) and net debt.

1.Profit/loss summary (Dollars in millions):

	Q1 2021						Q1 2020
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$943.9	$273.2	28.9%	$237.0	$36.2	3.8%	$910.7	$226.8	24.9%	$252.8	$(26.0)	(2.9)%
Restructuring and DN Now transformation expenses	—	0.5		(22.6)	23.1		—	0.9		(40.7)	41.6
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(19.9)	19.9		—	3.2		(18.2)	21.4
Non-routine income/expense:
Legal/deal expense	—	—		(0.6)	0.6		—	—		(2.4)	2.4
Costs related to previously divested business in Germany	—	—		—	—		—	4.8		—	4.8
Divestitures and fixed asset sales	—	—		0.5	(0.5)		—	—		1.7	(1.7)
Loss making contracts related to discontinued offering	—	—		—	—		—	12.0		—	12.0
Inventory charge/gain	—	—		—	—		—	3.7		—	3.7
Other	—	(0.3)		—	(0.3)		—	2.7		(2.1)	4.8
Non-routine expenses, net	—	(0.3)		(0.1)	(0.2)		—	23.2		(2.8)	26.0
Non-GAAP Results	$943.9	$273.4	29.0%	$194.4	$79.0	8.4%	$910.7	$254.1	27.9%	$191.1	$63.0	6.9%

	Q1 2021				Q1 2020
	Services	Products	Software	Total GP	Services	Products	Software	Total GP
GAAP Gross Profit	$142.3	$74.6	$56.3	$273.2	$117.9	$64.2	$44.7	$226.8
Restructuring and DN Now transformation expenses	0.1	0.4	—	0.5	0.6	—	0.3	0.9
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—	—	—	—	1.5	1.7	3.2
Non-routine income/expense:
Costs related to previously divested business in Germany	—	—	—	—	—	4.8	—	4.8
Loss making contract related to discontinued offering	—	—	—	—	12.0	—	—	12.0
Inventory charge/gain	—	—	—	—	3.8	(0.1)	—	3.7
Other	(1.7)	0.1	1.3	(0.3)	1.9	0.8	—	2.7
Non-routine expenses, net	(1.7)	0.1	1.3	(0.3)	17.7	5.5	—	23.2
Non-GAAP Gross Profit	$140.7	$75.1	$57.6	$273.4	$136.2	$71.2	$46.7	$254.1

Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment, including GAAP restructuring costs, as well as the third-party costs of the DN Now transformation program and accelerated depreciation. The Wincor Nixdorf intangible asset amortization relates to the intangible assets established in purchase accounting as management believes that this is useful information to investors by highlighting the impact on the company's operations. Legal and deal expense primarily relates to third-party expenses and fees paid by the company for M&A activity. The divestitures and fixed asset sales relates primarily to the divestitures of non-core businesses in both 2021 and 2020. The loss making contracts represent charges incurred in 2020 for expected losses through the contractual service period. The inventory charge/gain relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations, and excess and obsolete inventory as a result of streamlining the company's product portfolio and optimizing its manufacturing footprint. With respect to 2021, other includes the impact of certain costs related to a divested business, offset by subsidies received related to the COVID-19 pandemic, and for 2020 includes incremental payments made to essential service technicians for their contributions during the COVID-19 pandemic and certain IT projects.

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2.Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA (Non-GAAP measures) (Dollars in millions):

	Q1 2021	Q1 2020	TTM 3/31/2021
Net loss	$(8.1)	$(93.4)	$(182.5)
Income tax expense (benefit)	1.2	20.0	(19.8)
Interest income	(1.7)	(1.1)	(7.4)
Interest expense	48.7	48.0	293.4
Depreciation and amortization	39.7	49.3	170.8
EBITDA	79.8	22.8	254.5
Share-based compensation	3.5	4.0	14.4
Foreign exchange (gain) loss, net	(5.7)	(0.4)	9.1
Miscellaneous, net	0.7	0.9	(7.0)
Equity in (loss) earnings of unconsolidated subsidiaries	1.1	—	0.4
Restructuring and DN Now transformation expenses	21.1	36.2	152.0
Non-routine (income)/expense, net	(0.2)	26.0	40.4
Adjusted EBITDA	$100.3	$89.5	$463.8
Adjusted EBITDA % revenue	10.6%	9.8%	11.8%

The company defines EBITDA as net loss excluding income tax benefit/expense, net interest expense, and depreciation and amortization expense. Consistent with the company's credit agreement, Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, foreign exchange gain/loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring and DN Now transformation expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. To remain comparable to the U.S. GAAP depreciation and amortization measures, the company excluded the amortization of Wincor Nixdorf purchase accounting intangible assets from non-routine expenses, net in the Adjusted EBITDA reconciliation of $19.9 and $21.4 for the three months ended March 31, 2021 and 2020. Additionally, $2.0 and $5.4 of accelerated depreciation expense for the three months ended March 31, 2021 and 2020 was excluded from Restructuring and DN Now transformation expenses. Deferred financing fees amortization is included in interest expense and GAAP depreciation and amortization; as a result, the company excluded from the depreciation and amortization caption $4.3 and $5.6 for the three months ended March 31, 2021 and 2020, respectively. These are non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

3.Reconciliation of GAAP net loss and net loss attributable to Diebold Nixdorf, Incorporated to non-GAAP net income (loss) and net income (loss) attributable to Diebold Nixdorf, Incorporated, and diluted GAAP EPS to non-GAAP EPS (Dollars in millions, except per share data):

	Q1 2021		Q1 2020
	$	per share	$	per share
Net loss	$(8.1)	$(0.10)	$(93.4)	$(1.21)
Net (loss) income attributable to noncontrolling interests	—	—	(0.6)	(0.01)
Net loss attributable to Diebold Nixdorf, Incorporated	$(8.1)	$(0.10)	$(92.8)	$(1.20)
Restructuring and DN Now transformation expenses	23.1	0.29	41.6	0.54
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	19.9	0.25	21.4	0.28
Non-routine (income)/expense, net	(0.2)	—	26.0	0.33
Tax impact (inclusive of allocation of discrete tax items)	(11.4)	(0.14)	(22.5)	(0.29)
Total adjusted net income (loss) (non-GAAP measure)	$23.3	$0.29	$(26.9)	$(0.35)
Net (loss) income attributable to noncontrolling interests	—	—	(0.6)	(0.01)
Total adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated (non-GAAP measure)	$23.3	$0.29	$(26.3)	$(0.34)
Refer to note 1 for additional information on non-routine (income)/expense for the periods presented.
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4.Net debt is calculated as follows (Dollars in millions):

	March 31, 2021	December 31, 2020	March 31, 2020
Cash, cash equivalents, and short-term investments (GAAP measure)	$256.1	$361.7	$525.6
Cash included in assets held for sale	3.7	2.7	23.3
Debt instruments	(2,281.7)	(2,346.4)	(2,456.8)
Net debt (non-GAAP measure)	$(2,021.9)	$(1,982.0)	$(1,907.9)

We believe that given the significant cash, cash equivalents and short-term investments on its balance sheet that net cash against outstanding debt is a meaningful measure. Cash included in assets held for sale for the three months ending March 31, 2020 excludes approximately $9.5 million of cash that was greater than the expected net proceeds on the disposition of one of the assets.

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PR_21-4015
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